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                                                                      Exhibit 23

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Great Lakes Corrugated Corp. Hourly Employees Profit Sharing and Savings Plan of our report dated December 10, 2002, with respect to the consolidated financial statements and schedule of Greif, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Columbus, Ohio
June 19, 2003